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Exhibit 10.50

FIRST AMENDMENT TO
SIRVA, INC. DIRECTORS COMPENSATION PLAN

        WHEREAS, SIRVA, INC. (the "Company") previously adopted the SIRVA, Inc. Directors Compensation Plan (the "Plan"); and

        WHEREAS, pursuant to Article IX of the Plan, the Board of Directors retained the right to amend the Plan, and desires to amend certain provisions of the Plan in connection with the sale of shares of common stock of the Company to the public in an initial public offering pursuant to the registration statement of Form S-1 (No. 333-108185) (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "IPO").

        NOW, THEREFORE, the Plan is hereby amended as follows:

        1.     Section 2.1(c) of the Plan is hereby amended to read in its entirety as follows:

    "Committee" means the Nominating and Governance Committee of the Board (or such other committee of the Board to which the Board shall have delegated authority in respect of the compensation of directors)."

        2.     Section 2.1(i) of the Plan is hereby amended to read in its entirety as follows:

    "Fair Market Value" means, as of any Award Date, or payment, distribution or deferral date, the fair market value of one Share as of the immediately preceding December 31 (or other more recent date) as determined in accordance with the SIRVA, Inc. Stock Incentive Plan, as amended."

        3.     This First Amendment to the Plan shall be effective as of the effective date of the Registration Statement, subject to the consummation of the IPO. This First Amendment shall be of no force and effect and shall automatically expire if the IPO is not consummated.

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  Exhibit 10.50
FIRST AMENDMENT TO SIRVA, INC. DIRECTORS COMPENSATION PLAN